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                            CHAPARRAL RESOURCES, INC.
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


                                    CHAPARRAL
                            CHAPARRAL RESOURCES, INC.

                           Notice and Proxy Statement

                                  June 21, 2001



Dear Stockholder:

     We are pleased to invite you to the Annual Meeting of Stockholders of Chaparral Resources, Inc. The meeting will be held on June 21, 2001 at 10:00 a.m., Central Daylight Time, at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., located at 1900 Pennzoil Place - South Tower, 711 Louisiana Street, Houston, Texas 77002.

     At the meeting, you and the other stockholders will be asked to vote on the following:

     1.   the election of six directors to the Board of Directors of Chaparral;

     2.   the approval of Chaparral's 2001 Stock Incentive Plan; and

     3. the ratification of the appointment of Ernst & Young LLP as the independent auditors of Chaparral for fiscal year 2001.

     You will also hear an overview of Chaparral's current and prior year operations from senior management to be followed by a question and answer session open to all stockholders. Our Annual Report, which is enclosed with this Proxy Statement, contains other detailed information about Chaparral, including its audited financial statements for the year ended December 31, 2000.

     Stockholders are urged to carefully read this Proxy Statement in its entirety before voting on the proposals. This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about May 24, 2001.

     We hope you can join us on June 21, 2001. Regardless of whether you expect to attend the meeting in person, please read the Proxy Statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date it, and return it to us in the enclosed postage-paid envelope. It is important that your shares be represented, and your promptness will assist us in making necessary preparations for the meeting.



     Sincerely,


     /s/ John G. McMillian                       /s/ James A. Jeffs
     ---------------------                       ------------------
     John G. McMillian                           James A. Jeffs
     Co-Chairman of the Board                    Co-Chairman of the Board
     and Chief Executive Officer

                                    CHAPARRAL
                            CHAPARRAL RESOURCES, INC.

                    Notice of Annual Meeting of Stockholders
                            To be held June 21, 2001



     Chaparral Resources, Inc. will hold its Annual Meeting of Stockholders on June 21, 2001 at 10:00 a.m., Central Daylight Time, at:

                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        1900 Pennzoil Place - South Tower
                              711 Louisiana Street
                              Houston, Texas 77002

     We are holding this meeting to consider and act upon the following matters that are more fully-described in the accompanying Proxy Statement, including proposals to:

     1.   elect six directors to the Board of Directors of Chaparral;

     2.   approve Chaparral's 2001 Stock Incentive Plan;

     3. ratify the appointment of Ernst & Young LLP as the independent auditors of Chaparral for fiscal year 2001; and

     4. consider such other business as may properly come before the meeting or any adjournment of the meeting.

     The Board of Directors has selected May 22, 2001 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournment of the meeting. A list of stockholders as of the record date will be available for inspection at the corporate headquarters of Chaparral for ten days before the meeting.

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE, SIGN, AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     A copy of Chaparral's 2000 Annual Report is enclosed. Please read the Annual Report in its entirety.


                                          By Order of the Board of Directors,


                                          /s/ Alan D. Berlin
                                          ------------------
                                          Alan D. Berlin
                                          Secretary
Houston, Texas
May 24, 2001

                                    CHAPARRAL
                            CHAPARRAL RESOURCES, INC.

                         Annual Meeting of Stockholders
                            To Be Held June 21, 2001

     This Proxy Statement is furnished to stockholders of Chaparral for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Daylight Time, on June 21, 2001, at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1900 Pennzoil Place - South Tower, 711 Louisiana Street, Houston, Texas 77002, or at any postponements or adjournments of the meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is May 24, 2001.


                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

General Information..........................................................3
Proposal One: Election of Directors..........................................5
         Nominees............................................................5
         Remuneration of Directors...........................................7
         Recommendation of the Board.........................................7
Certain Relationships and Related Transactions...............................7
Meeting of the Board and its Committees......................................9
Report of the Audit Committee of the Board...................................9
Beneficial Ownership of Certain Stockholders, Directors, Nominees and
   Executive Officers........................................................11
Section 16(a) Beneficial Ownership Reporting Compliance......................12
Executive Compensation.......................................................13
         Summary Compensation Table..........................................13
         Aggregated Option/SAR Exercises and Year-End Option/SAR
            Value Table......................................................13
         Director Interlocks.................................................13
Stock Performance Graph......................................................14
Insider Participation in Compensation Decisions and Compensation Committee
     Report on Executive Compensation........................................14
         Compensation Philosophy.............................................14
         Compensation Structure..............................................15
         Compensation of the Chief Executive Officer.........................15
         Executive Compensation Deductibility................................15
         Compensation Committee Interlocks and Insider Participation.........15
Proposal Two: Approval of Chaparral's 2001 Stock Incentive Plan..............16
         Summary of the Plan.................................................16
         Recommendation of the Board.........................................21
Proposal Three: Ratification of Independent Auditors.........................21
         Recommendation of the Board.........................................21
Other Business...............................................................21
Appendix A...................................................................A-1
Appendix B...................................................................B-1

                               GENERAL INFORMATION

Q:   Who is soliciting my proxy?
A: We, the Board of Directors of Chaparral (the "Board"), are sending you this Proxy Statement in connection with our solicitation of proxies for use at Chaparral's Annual Meeting of Stockholders. Specified directors, officers, and employees of Chaparral may also solicit proxies on our behalf by mail, phone, fax, or in person.

Q:   Who is paying for this solicitation?
A: Chaparral will pay for the solicitation of proxies, including the cost of preparing, assembling, and mailing this Proxy Statement, the proxy card, the Annual Report and all other materials which may be sent to stockholders in connection with this solicitation.

Q:   On what am I voting?
A:   You will have the chance to vote on, specifically:

     o the election of John G. McMillian, James A. Jeffs, David A. Dahl, Ted Collins, Jr., Richard L. Grant, and Judge Burton B. Roberts to the Board;
     o    the approval of Chaparral's 2001 Stock Incentive Plan; and
     o the ratification of the appointment of Ernst & Young LLP as Chaparral's independent auditors for fiscal year 2001.

Q:   Who can vote?
A: Only holders of Chaparral's Common Stock or Series A Preferred Stock at the close of business on May 22, 2001, the record date for the Annual Meeting, can vote. If you beneficially owned any Common Stock on the record date, you have one vote per share of Common Stock. If you owned any Series A Preferred Stock on the record date, you have 9.48 votes per share of Series A Preferred Stock.

Q:   How do I vote?
A: You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign, and mail the enclosed proxy card in the postage-paid envelope. Granting a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person; by voting in person you will revoke your proxy. You may also revoke your proxy at any time before the vote at the meeting by providing Chaparral's Secretary written notice of your revocation or by submitting a later-dated proxy. If you return your proxy but do not mark your voting preferences, Messrs. McMillian and Jeffs, the proxy holders, will vote your shares as follows:

     o    FOR the election of each of the nominees for director;
     o    FOR the approval of Chaparral's 2001 Stock Incentive Plan; and
     o    FOR the ratification of the appointment of the independent auditors.

Q:   What constitutes a quorum?
A: On the record date, Chaparral had 14,283,801 shares of Common Stock issued and outstanding and 50,000 shares of Series A Preferred Stock issued and outstanding. In order for the Annual Meeting to be properly held, a majority of the outstanding shares, consisting of our outstanding Common Stock and our Series A Preferred Stock on an as if converted basis (a quorum), must be present at the meeting or represented by proxy.

Q:   What vote is required to approve each proposal?
A: For the election of directors, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy card marked WITHHOLD AUTHORITY with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For all matters other than the election of directors, the affirmative vote of a majority of the votes cast by person or by proxy at the Annual Meeting is required for approval of such matter. A properly executed proxy marked ABSTAIN with respect to any other matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, if there are any other items on which the stockholders vote at the Annual Meeting, an abstention will have the effect of a negative vote on such other item.

Q:   What if my shares are held in "street name?"
A: If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may only exercise voting discretion with respect to matters deemed routine by The Nasdaq Stock Market, such as the election of directors and the selection of independent auditors. On a non-routine matter, a broker or other nominee cannot cast a vote (a so-called "broker non-vote"). Broker non-votes will not be treated as votes cast, and therefore, will not affect the outcome of the matters referred to above.

Q:   Can I vote on other matters?
A: The matters presented at an annual meeting are limited to those properly presented by the Board and those properly presented by stockholders. We have not received notice from any stockholder as to any matter to come before the Annual Meeting other than as set forth herein. If any other matter is presented at the Annual Meeting, your signed proxy gives Messrs. McMillian and Jeffs, the proxy holders, authority to vote your shares.

Q:   How does the Board recommend I vote on the proposals?
A: Unless you give other instructions on your proxy card, Messrs. McMillian and Jeffs, the proxy holders, will vote in accordance with the recommendations of the Board. The Board recommends a vote FOR:

     o    the election of the nominated slate of directors (see page 5);
     o    the approval of Chaparral's 2001 Stock Incentive Plan (see page 16);
          and
     o the ratification of the appointment of the independent auditors (see page 21).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board, or if no recommendation is given, in their own discretion.

Q:   What is the deadline for stockholder proposals for next year's Annual
     Meeting?
A: Stockholders may submit proposals on matters appropriate for stockholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Proposals intended for inclusion in next year's proxy statement and proxy card must be received by Chaparral not later than January 24, 2002. If we do not receive notice of any other matter that a stockholder wishes to raise at our Annual meeting in 2002 by April 9, 2002 and a matter is raised at that meeting, the proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to Chaparral's Secretary: Chaparral Resources, Inc., 16945 Northchase Drive, Suite 1620, Houston, Texas 77060.

Q:   How do I get copies of the exhibits filed with Chaparral's Form 10-K?
A: A copy of Chaparral's Annual Report for 2000, which contains Chaparral's Form 10-K and consolidated financial statements, was delivered to you with this Proxy Statement. Chaparral will provide to any stockholder as of the record date, who so specifically requests in writing, copies of the exhibits filed with Chaparral's Form 10-K for a reasonable fee. Requests for such copies should be directed to Assistant Secretary, Chaparral Resources, Inc., 16945 Northchase Drive, Suite 1620, Houston, Texas 77060. In addition, copies of all exhibits filed electronically by Chaparral may be reviewed and printed from the SEC's website at: http://www.sec.gov.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

Nominees.

     At the Annual Meeting, you and the other stockholders will elect six individuals to serve as directors until the next annual meeting of stockholders to be held in 2002, until their successors are duly elected or appointed or until their death, resignation, or removal. Each of the nominees is currently a member of the Board.

     The individuals named as proxies will vote the enclosed proxy for the election of all nominees, unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the Annual Meeting, an event which is not presently anticipated, discretionary authority may be exercised by the persons named as proxies to vote for substitute nominees proposed by the Board.

     The nominees for director, each of whom has consented to serve, if elected, are as follows:


Name of Nominee        Director Since   Age     Principal Occupation During the Last 5 Years
---------------        --------------   ---     --------------------------------------------
John G. McMillian           1997         74     Mr. McMillian has served as the Chairman of the Board of
                                                Chaparral and Chief Executive Officer since January 1999 and
                                                Co-Chairman of the Board since May 1999. From May 1997 to
                                                January 1999, Mr. McMillian served as a director of Chaparral.
                                                Mr. McMillian served as the Chairman, President, and Chief
                                                Executive Officer of Allegheny & Western Energy Corporation,
                                                an oil and gas company, from 1987 to 1995. Mr. McMillian
                                                founded Northwest Energy Company, a major supplier of natural gas, and served as its Chairman and Chief Executive Officer from 1973 to 1983. From 1986 to 1989, Mr. McMillian was the owner, Chairman and Chief Executive Officer of Burger Boat
                                                Company, a boat manufacturing company. Mr. McMillian has
                                                served as a director of Excalibur Technologies and as a member of its Audit Committee since 1996.

James A. Jeffs              1999         49     Mr. Jeffs has served as the Co-Chairman of the Board of
                                                Chaparral since May 1999. Since 1994, Mr. Jeffs has served as
                                                Managing Director and the Chief Investment Officer for The
                                                Whittier Trust Company, a trust and investment management
                                                company with substantial oil and gas interests, which
                                                beneficially owns 16.23% of our Common Stock. From 1993 to
                                                1994, Mr. Jeffs was a Senior Vice President of Union Bank of
                                                California. Mr. Jeffs was the Chief Investment Officer of
                                                Northern Trust of California, N.A., a trust and investment management company, from 1992 to 1993. Mr. Jeffs was Chief
                                                Investment Officer and Senior Vice President of Trust Services
                                                of America, a trust and investment management company, from
                                                1988 to 1992 and served as President and Chief Executive
                                                Officer of TSA Capital Management, an institutional investment management company, during that period.

                                          5


Name of Nominee        Director Since   Age     Principal Occupation During the Last 5 Years
---------------        --------------   ---     --------------------------------------------
David A. Dahl               1997         39     Mr. Dahl served as Secretary of Chaparral from August 1997 until May 1998. Currently, Mr. Dahl is the President of
                                                Whittier Energy Company, an oil and gas company, a position that he has held since 1997. Since 1996, Mr. Dahl has also served as the President of Whittier Ventures, LLC, a private investment entity, which beneficially owns 16.23% of our Common
                                                Stock. Since 1993, Mr. Dahl has been a Vice President of
                                                Whittier Trust Company, a trust and investment management
                                                company. From 1990 to 1993, Mr. Dahl was a Vice President of
                                                Merus Capital Management, an investment firm.

Ted Collins, Jr.            1997         62     Mr. Collins has been the President of Collins & Ware
                                                Investments Company, a private investment company, since June
                                                2000. From 1988 to 2000, Mr. Collins was the President of
                                                Collins & Ware, Inc., an independent oil and gas company. From
                                                1982 to 1988, Mr. Collins was the President of Enron Oil & Gas
                                                Co., an oil and gas company. Beginning in 1969 and until 1982,
                                                Mr. Collins was an Executive Vice President and director of
                                                American Quasar Petroleum Co., an oil and gas company. Mr.
                                                Collins also serves on the Board of Directors of Hanover
                                                Compression Company, MidCoast Energy Resources, Inc. and Queen
                                                Sand Resources, Inc.

Richard L. Grant            1998         46     Mr. Grant is the President and Chief Executive Officer of
                                                Cabot LNG LLC, an importer of liquefied natural gas, a
                                                position he has held since September 2000. Since September
                                                1998, Mr. Grant has served as the President of Cabot LNG. Mr.
                                                Grant served in various capacities at Mountaineer Gas Company, the largest natural gas distribution company in West Virginia, including President, from September 1988 to August 1998, and
                                                Executive Vice President and General Counsel, from 1986 to
                                                1988. Mr. Grant was an engineer and legal counsel for the
                                                Cincinnati Gas & Electric Company from 1980 to 1986.

Judge Burton B. Roberts     2001         78     Since January 1999, Judge Roberts has served as counsel to the law firm of Fischbein o Badillo o Wagner o Harding. From 1973 to 1999, Judge Roberts served as Justice of the New York State
                                                Supreme Court, as Administrative Judge for the Criminal
                                                Branch, 12th Judicial District, from January 1984 to January
                                                1999, and for the Civil Branch, 12th Judicial District, from
                                                1988 to 1999. Prior to his service on the bench, Judge Roberts was an Assistant District Attorney in New York County, then
                                                Chief Assistant District Attorney and District Attorney for
                                                Bronx County, New York. Judge Roberts was formerly Chair of the Bronx County Coordinating Committee for Criminal Justice
                                                and of the New York State Committee on Audio/Visual coverage.


                                        6

Remuneration of Directors.

     During the fiscal year ended December 31, 2000, Chaparral did not compensate its directors for their service as directors. There were no standard or other arrangements for the compensation of directors in effect for the fiscal year ended December 31, 2000.

Recommendation of the Board.

     The Board recommends that stockholders vote FOR each of the nominees to serve as directors of Chaparral.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On September 21, 2000, we converted notes with an aggregate principal amount of $20.85 million, plus accrued interest of $898,000, into 11,690,259 shares of our Common Stock at a conversion price of $1.86 per share. Originally, the conversion provision of the notes was subject to stockholder approval, but our Board authorized management to obtain approval from the holders of the notes to amend the terms of the notes to allow immediate conversion into shares of our Common Stock. We obtained approval from such holders, and the notes were converted on September 21, 2000. The Board's decision to amend the terms of the notes to allow immediate conversion was based upon several factors, including the urgency to provide funding for our working capital requirements and the necessity to raise an additional $10.0 million in new equity on or before September 30, 2000 that was a requirement under our loan with Shell Capital Limited.

     The principal balance of the notes consisted of $10.04 million issued during the fourth quarter of 1999 and $10.81 million issued during 2000, including notes totaling $3.3 million in January and February, $3.0 million in August, and $4.51 million in September 2000, respectively. The notes were issued to various related parties and other non-affiliated investors who had provided funding to support our activities. Notes issued to related parties totaled $14.69 million, including $9.83 million to Allen & Company Incorporated, $4.05 million to Whittier Ventures, LLC, $662,000 to John G. McMillian, our Co-Chairman and Chief Executive Officer, and $150,000 to a relative of Jim Jeffs, our Co-Chairman.

     The notes were issued in a series of transactions from late 1999 through 2000. In exchange for the notes, we received $15.56 million in cash and canceled $5.29 million in promissory notes issued previously in 1999, plus accrued interest thereon, to Allen & Company ($3.83 million), Whittier Ventures ($1.05 million), and Mr. McMillian ($412,000).

     In October 2000, Chaparral issued 1,612,903 shares of Common Stock to Capco Resources, Ltd. ("Capco") for $3.0 million, or $1.86 per share. Capco Energy, Inc., an affiliate of Capco, was also a holder of two notes with an aggregate principal amount of $750,000, which were converted, along with accrued interest thereon, into 427,113 shares of our Common Stock on September 21, 2000. After the capital stock transaction, Capco, together with its affiliates, owned approximately 14.28% of our outstanding Common Stock.

     The conversion of the notes and the sale of Common Stock to Capco resulted in a 92.28% dilution of the holders of our Common Stock outstanding as of September 20, 2000, not including any shares owned by holders of the notes. The following table summarizes the additional shares of Common Stock received by each note holder upon conversion and their respective change in ownership of our Common Stock before and after the conversion of the notes and the issuance of Common Stock to Capco.


                                              Increase          Beneficial ownership %
                                              In Shares     ------------------------------
                                              of Common        Before           After           %
         8% Noteholder                          Stock       Conversion(1)    Conversion(2)  Increase
----------------------------------------------------------------------------------------------------
Akin, Gump, Strauss, Hauer & Feld, LLP          113,309              *           0.79%        0.79%
Allen & Company Incorporated                  5,561,165         16.69%          40.00%       23.31%
Capco Resources, Ltd. (3)                     2,040,016              *          14.28%       14.28%
Cord Capital, LLC                                57,125              *           0.40%        0.40%
Cord Family Exempt Trust                         85,688              *           0.60%        0.60%
Dardana Limited                                 405,958              *           2.84%        2.84%
Duncan A. Lee                                    57,667              *           0.40%        0.40%
EcoTels International Limited                   328,593              *           2.30%        2.30%
Global Undervalued Securities Fund, LP          144,168              *           1.01%        1.01%
Goldrust Venture Capital Limited                405,958              *           2.84%        2.84%
Helen Jacobs Strauss Trust                      197,985              *           1.39%        1.39%
John G. McMillian                               378,634          0.78%           2.70%        1.92%
Marathon Special Opportunity Fund                57,667              *           0.40%        0.40%
Patrick McGee                                    57,667              *           0.40%        0.40%
Pecos Joint Venture                             115,334              *           0.81%        0.81%
Rose Dosti IRA UTA Charles Schwab, Inc.          85,140              *           0.60%        0.60%
Sage Operating, Ltd.                            405,958              *           2.84%        2.84%
Stardust Fund Limited                           405,958              *           2.84%        2.84%
Thomas G. Murphy                                 72,084          1.51%           0.61%       -0.90%
Whittier Ventures, LLC (4)                    2,255,004          6.49%          16.23%        9.74%
William Keller                                   72,084          1.47%           0.61%       -0.86%
                                          ----------------------------------------------------------

                                             13,303,162         26.94%          94.89%       67.95%
                                          ==========================================================

*    No ownership of Common Stock
(1) Chaparral had 980,472 shares of Common Stock outstanding as of September 20, 2000, prior to the conversion of the notes and issuance of Common Stock to Capco.
(2) Chaparral had 14,283,634 shares of Common Stock outstanding after the conversion of the notes and accrued interest thereon into 11,690,259 shares of Common Stock on September 21, 2000, and the issuance of 1,612,903 shares of Common Stock to Capco on October 30, 2000.
(3) Includes 427,113 shares of Common Stock held by Capco Asset Management, Inc., an affiliate of Capco Resources, Ltd. and Capco Energy, Inc.
(4) Includes 5,820 shares held by Whittier Energy Company, 158 shares held by Whittier Opportunity Fund, and 8,334 options underlying shares held by Whittier Opportunity Fund.

     In connection with the loan, Chaparral issued to Shell Capital a warrant to purchase up to 12.5% of our outstanding Common Stock, subject to certain anti-dilution provisions. On the date of grant, the warrant represented 147,072 shares of our Common Stock at an exercise price of $15.45 per share. After the conversion of the notes and the issuance of our Common Stock to Capco, both dilutive events, the warrant represents 1,785,455 shares of our Common Stock exercisable at a price of $9.79 per share. Shell Capital is also entitled to nominate one director to our Board.

     Mr. Alan Berlin, Chaparral's Secretary, is a partner in a law firm, Aitken, Irvin, Berlin & Vrooman, LLP, which provides outside legal services to Chaparral. The fees incurred are not in excess of 5% of the law firm's gross revenues for the year ended December 31, 2000.

                    MEETINGS OF THE BOARD AND ITS COMMITTEES

     During the fiscal year ended December 31, 2000, Chaparral held six Board meetings.

     The Board had several committees, including the Compensation Committee, the Nominations Committee and the Audit Committee. No director attended less than 75% of all the meetings of the Board and those committees on which he served during the fiscal year ended December 31, 2000. The following discussion details the composition and role of each committee.

     As members of the Compensation Committee, Messrs. Grant, Jeffs, and Dahl recommend cash and non-cash compensation for Chaparral's executives to the full Board and review and recommend to the full Board stock plans for adoption by the Chaparral for its directors, officers, employees, and consultants. The Compensation Committee is also responsible for developing Chaparral's executive compensation program. The Compensation Committee monitors and grants awards according to Chaparral's executive compensation program. During the year ended December 31, 2000, the Compensation Committee met on one occasion.

     The Nominations Committee, which consisted of Messrs. Jeffs, Grant and McMillian, has oversight for recruiting and recommending candidates for election to the Board and for evaluating director independence and performance. During fiscal year ended December 31, 2000, the Nominations Committee met on one occasion.

     The Audit Committee of the Board, consisting of Messrs. Grant and Collins and Judge Roberts, oversees Chaparral's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee operates pursuant to a written charter, which was approved and adopted by the Board. A copy of the Audit Committee charter is attached to this Proxy Statement as Appendix "B". Chaparral's independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of Chaparral's audited financial statements to generally accepted accounting principles. The members of the Audit Committee meet the independence and experience requirements of the Nasdaq SmallCap Stock Market.

                        REPORT OF THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

     In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in Chaparral's Annual Report with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee meets with the independent accountants, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of Chaparral's internal controls, and the overall quality of Chaparral's financial reporting. The Audit Committee reviewed with the independent accountants the acceptability of Chaparral's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those described in the Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and Chaparral, and received the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee held one meeting during fiscal year 2000.

     Fees paid to Ernst & Young, LLP during 2000 amounted to $337,000, composed of the following:

     o Audit Fees. Fees for the audit and quarterly reports for the fiscal year ended December 31, 2000 totaled $241,000;
     o Financial Information Systems Design and Implementation. No fees were incurred during the fiscal year ended December 31, 2000 for financial information systems design and implementation; and
     o All Other Fees. All other fees paid to our independent auditors during the fiscal year ended December 31, 2000 totaled $96,000. All non-audit services were compatible with maintaining Ernst & Young, LLP's independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                     Audit Committee
                                     of the Board of Directors,

                                     Richard L. Grant, Chairman
                                     Ted Collins, Jr.
                                     Judge Burton B. Roberts

       BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS, DIRECTORS, NOMINEES,
                             AND EXECUTIVE OFFICERS

     The following table sets forth information as of May 15, 2001, with respect to directors, nominees, named executive officers of Chaparral and each person who is known by Chaparral to own beneficially more than 5% of our Common Stock, and with respect to shares owned beneficially by all directors, nominees, and executive officers of Chaparral as a group. The address for all directors and executive officers of Chaparral is 16945 Northchase Drive, Suite 1620, Houston, Texas 77060.


                                                                                                 Percent of
                                                                        Amount and Nature of       Common
Name of Beneficial Owner                           Position            Beneficial Ownership (1)   Stock (1)
--------------------------------         ----------------------------  ------------------------   ---------
Allen & Company Incorporated                          --                      5,732,823(2)         40.00%
711 Fifth Avenue
New York, New York 10022

Whittier Ventures, LLC                                --                      2,319,169(3)         16.23%
1600 Huntington Drive
South Pasadena, California 91030

Capco Resources, Ltd.                                 --                      1,824,903(4)         13.07%
444 5th Avenue SW

Suite 2240
Calgary, Alberta
Canada  T2P2T8

Shell Capital Limited                                 --                      1,785,455(5)         11.11%
Shell Centre
London SE1 7NA
United Kingdom

John G. McMillian                        Co-Chairman of the Board and           386,303(6)          2.70%
                                         Chief Executive Officer

James A. Jeffs                           Co-Chairman of the Board             2,329,498(7)         16.30%

David A. Dahl                            Director                             2,320,587(8)         16.24%

Ted Collins, Jr.                         Director                                 4,334              *


Richard L. Grant                         Director                                    --              *

Judge Burton B. Roberts                  Director                                    --              *

Michael B. Young                         Treasurer & Controller                   1,835(9)           *

All current directors, nominees, and                  --                      2,722,306(10)        19.04%
executive officers as a group (eight
persons)

                                       11

----------
*    Represents less than 1% of the shares of Common Stock outstanding.
(1) Beneficial ownership of Common Stock has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power with respect to such securities, has the right to acquire beneficial ownership within 60 days or acquires such securities with the purpose or effect of changing or influencing the control of Chaparral.
(2) Includes 48,284 shares underlying warrants to purchase shares of Common Stock. Allen & Company is a wholly owned subsidiary of Allen Holding Inc., and, consequently, Allen Holding may be deemed to beneficially own the shares beneficially owned by Allen & Company. Does not include shares owned directly by officers and stockholders of Allen Holding and Allen & Company with respect to which Allen Holding and Allen & Company disclaim beneficial ownership. Officers and stockholders of Allen Holding and Allen & Company may be deemed to beneficially own shares of the Common Stock reported to be beneficially owned directly by Allen Holding and Allen & Company.
(3) Includes 334 shares underlying currently exercisable warrants and 8,334 shares underlying a currently exercisable option.
(4) Includes 212,000 shares held by Capco Asset Management, Inc., an affiliate of Capco Resources, Ltd.
(5) Includes 1,785,455 shares underlying a warrant, which will be exercisable at the earlier of project completion or September 30, 2001.
(6) Includes 417 shares underlying a currently exercisable option and 417 shares underlying a currently exercisable warrant.
(7) Includes 2,304,523 shares beneficially owned by Whittier Ventures, 334 shares underlying currently exercisable warrants owned by Whittier Ventures, 5,820 shares owned by Whittier Energy Company, 158 shares owned by Whittier Opportunity Fund, and 8,334 shares underlying currently exercisable options owned by Whittier Opportunity Fund. Mr. Jeffs has no pecuniary interest in the shares beneficially owned by Whittier Ventures, Whittier Energy Company, and Whittier Opportunity Fund, however, as Vice President of Whittier Ventures, and Director of Whittier Energy Company, Mr. Jeffs has voting power and investment power over such shares and, thus, may be deemed to beneficially own such shares.
(8) Includes 1,251 shares underlying currently exercisable options owned by Mr. Dahl, 2,304,523 includes shares beneficially owned by Whittier Ventures, 334 shares underlying currently exercisable warrants owned by Whittier Ventures, 5,820 shares owned by Whittier Energy Company, 158 shares owned by Whittier Opportunity Fund and 8,334 shares underlying currently exercisable options owned by Whittier Opportunity Fund. Mr. Dahl has no pecuniary interest in the shares beneficially owned by Whittier Ventures, Whittier Energy Company, or Whittier Opportunity Fund, however, as the President of Whittier Ventures and Whittier Energy Company, Mr. Dahl has voting power and investment power over such shares and, thus, may be deemed to beneficially own such shares.
(9) Includes 668 shares owned by Mr. Young and 1,167 shares underlying currently exercisable options.
(10) Includes the shares as described in Notes (6) through (9) above. In addition, it includes 4,334 shares owned by Ted Collins, Jr. a Director of Chaparral. Also includes 167 shares owned by Alan D. Berlin, the Secretary of Chaparral and 417 shares underlying a presently exercisable option owned by Mr. Berlin.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under U.S. securities laws, directors, executive officers and persons holding more than 10% of Common Stock must report their initial ownership of Common Stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for such reports and Chaparral must identify in this Proxy Statement those persons who did not file such reports when due.

     Based solely upon a review of the Forms 3, 4, and 5 and any amendments furnished to Chaparral during our fiscal year ended December 31, 2000, we believe that our directors, officers, and greater than 10% beneficial owners complied with all applicable filing requirements, except the following: (i) Capco failed to file, on a timely basis, one report representing one transaction; (ii) Mr. Young failed to file, on a timely basis, one report representing one transaction, (iii) Messrs. McMillian and Jeffs failed to file, on a timely basis, one report representing one transaction, (iv) Whittier Ventures failed to file one report representing one transaction, and (v) Mr. Dahl failed to file one report representing one transaction. All reports listed above were subsequently filed with the SEC.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation paid by Chaparral for services rendered by Mr. McMillian, who is currently the Chief Executive Officer and Co-Chairman of the Board, and Mr. Young, who is the Treasurer, Controller, and Principal Accounting Officer of Chaparral. There were no other executive officers of Chaparral whose annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2000.


Summary Compensation Table.

                                       Annual Compensation                   Long-Term Compensation
                                ---------------------------------  -----------------------------------------
                                                                             Awards                Payouts
                                                                   ---------------------------    ---------
                                                                   Restricted     Securities
     Name and                                        Other Annual    Stock        Underlying        LTIP         All Other
Principal Position      Year    Salary      Bonus    Compensation   Awards($)   Options/SARs(#)   Payouts($)   Compensation
------------------      ----    ------      -----    ------------   ---------   ---------------   ----------   ------------
John G. McMillian       2000   $137,500       --           --           --             --             --            --
   Chief Executive      1999      --          --           --           --             --             --            --
   Officer (1/99 to
   Present)
Michael B. Young        2000   $150,000       --           --           --             --             --            --
   Treasurer and        1999    $89,167    $42,500(1)      --           --             --             --            --
   Controller           1998    $73,333       --           --       $90,000(2)         --             --            --

----------

     1.   Mr. Young received $42,500 in cash bonuses during 1999.
     2. Under the terms of a letter agreement, Mr. Young received 167 shares on February 3, 1998, January 30, 1999, January 30, 2000, and January 30, 2001. The $90,000 represents the market value of such shares at the closing price on the last trading day immediately preceding the date of grant. Dividends will be paid on shares of restricted stock held by Mr. Young if Chaparral pays any dividends on its Common Stock. At December 31, 2000, the aggregate value of the restricted stock grants to Mr. Young was $2,168 based on the closing price of our Common Stock on the last trading day immediately preceding the end of its fiscal year.


Aggregated Option/SAR Exercises and Year-End Option/SAR Value Table.

                Number of Securities Underlying         Value of Unexercised
                  Unexercised Options/SARs at       In-the-Money Options/SARs at
                       December 31, 2000                  December 31, 2000
                -------------------------------     ----------------------------

      Name        Exercisable    Unexercisable     Exercisable    Unexercisable
      ----        -----------    -------------     -----------    -------------

Michael B. Young     1,167             --               --              --


     No options were exercised in fiscal year 2000.


Director Interlocks.

     During our last fiscal year, Messrs. Jeffs, who is the Co-Chairman of the Board, and Dahl served on the Compensation Committee of the Board and acted as officers or directors to Whittier Ventures or one of its affiliates. Mr. Jeffs is a Vice President of Whittier Ventures and a Director of Whittier Energy Company. Mr. Dahl is President of both Whittier Ventures and Whittier Energy Company. Whittier Ventures currently owns approximately 16.23% of the outstanding Common Stock. See "Certain Relationships and Related Transactions" on page 7 for a description of transactions between Whittier and Chaparral.

                             STOCK PERFORMANCE GRAPH

                 Comparison of Five Year Cumulative Total Return

         The following line graph compares the total returns (assuming reinvestment of dividends) of our Common Stock, the Nasdaq Market Index and the SIC Code Index for the five year period ending December 31, 2000.

                            1995     1996     1997     1998     1999      2000
                            ----     ----     ----     ----     ----      ----
CHAPARRAL RESOURCES, INC.   100.00   140.00   319.98   44.00    16.80      7.73
SIC CODE INDEX              100.00   138.85   141.02   112.96   137.98    175.29
NASDAQ MARKET INDEX         100.00   124.07   151.42   213.57   376.67    236.75



                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS
                           AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board, consisting of Messrs. Grant, Jeffs, and Dahl, determines the compensation of the executive officers named in the Summary Compensation Table on page 13. The Compensation Committee has furnished the following report on executive compensation in connection with the Annual Meeting:

Compensation Philosophy.

     As members of the Compensation Committee, it is our duty to administer the executive compensation program for Chaparral. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of Chaparral, evaluating the performance of such executive officers in meeting such goals and making recommendations to the Board with regard to executive compensation. Chaparral's compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operations, financial and strategic objectives, and increases in stockholder value. The Compensation Committee reviews the compensation packages of Chaparral's executive officers, taking into account factors which it considers relevant, such as business conditions within and outside the industry, Chaparral's financial performance, the market composition for executives of similar background and experience, and the performance of the executive officer under consideration. The particular elements of Chaparral's compensation programs for executive officers are described below.

Compensation Structure.

     The base compensation for the executive officers of Chaparral named in the Summary Compensation Table is intended to be competitive with that paid in comparable situated industries, taking into account the scope of responsibilities and internal relationships. The goals of the Compensation Committee in establishing Chaparral's executive compensation program are:

     o to compensate the executive officers of Chaparral fairly for their contributions to Chaparral's short-term and long-term performance; and

     o to allow Chaparral to attract, motivate and retain the management personnel necessary to Chaparral's success by providing an executive compensation program comparable to that offered by companies with which Chaparral competes for management personnel.

     The elements of Chaparral's executive compensation program, as applied to all executive officers, including the chief executive officer, are annual base salaries, annual bonuses and equity incentives. The Compensation Committee bases its decisions on the scope of the executive's responsibilities, a subjective evaluation of the executive's performance and the length of time the executive has been in the position.

     During fiscal year ended December 31, 2000, the Compensation Committee determined not to grant incentive compensation to the executive officers of Chaparral named in the Summary Compensation Table.

Compensation of the Chief Executive Officer.

     Mr. McMillian has served as CEO of Chaparral since January 1999. In establishing Mr. McMillian's base salary, the Compensation Committee considered the factors set forth above, including the level of CEO compensation in other publicly owned/similar sized exploration and production companies in the oil and gas industry and Mr. McMillian's level of involvement in the day-to-day operations of Chaparral.

Executive Compensation Deductibility.

     Chaparral intends that amounts paid under Chaparral's compensation plans generally will be deductible compensation expenses. The Compensation Committee does not currently anticipate that the amount of compensation paid to executive officers will exceed the amounts specified as deductible according to Section 162(m) of the Internal Revenue Code of 1986.

Compensation Committee Interlocks and Insider Participation.

     No executive officer or director of Chaparral serves as an executive officer, director, or member of a compensation committee of any other entity, for which an executive officer, director, or member of such entity is a member of the Board or the Compensation Committee of the Board. There are no other interlocks.

                                          Compensation Committee
                                          of the Board of Directors,

                                          Richard L. Grant, Chairman
                                          James A. Jeffs
                                          David A. Dahl

                                  PROPOSAL TWO

                APPROVAL OF CHAPARRAL'S 2001 STOCK INCENTIVE PLAN


     The Board has approved, subject to stockholder approval, Chaparral's 2001 Stock Incentive Plan (the "Plan"). The Plan will enhance the ability of Chaparral and its subsidiaries to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected participants with an interest in Chaparral parallel to that of our stockholders.

     The following summary is qualified in its entirety by reference to the text of the Plan, which is attached to this Proxy Statement as Appendix "A".


                               SUMMARY OF THE PLAN

General.

     The Board intends to enhance the alignment of executive and stockholder interests through the use of long-term stock-based incentives because they tend to encourage achievement of superior results over time. By providing participants with an opportunity to acquire a proprietary interest in Chaparral and additional incentive and reward opportunities based on the profitable growth of Chaparral, the Plan will enable the Board to give participants a strong incentive to work for our continued success. This should result in the retention of a highly motivated team and make the Plan vital to our ability to attract and retain outstanding personnel.

Types of Awards.

     The Plan provides for the granting of options (either incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options), restricted Common Stock, restricted Common Stock units, stock appreciation rights, performance shares, performance share units, share purchases, share awards, or any combination thereof (collectively, "Awards").

     Options. The Plan provides for two types of options: incentive stock options and nonqualified stock options (see "Federal Tax Consequences" below). Chaparral's Board will designate the participants to receive the options, the number of shares subject to the options, and the terms and conditions of each option granted under the Plan. An incentive stock option may only be granted to an individual who is an employee of Chaparral or any parent or subsidiary corporation (within the meaning of Section 424 of the Code). Further, if the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be nonqualified stock options. The term of any option granted under the Plan cannot exceed ten years from the date of the grant and any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of Chaparral or of its subsidiary within the meaning of Section 422(b)(6) of the Code must not be exercisable after the expiration of five years from the date of grant. The exercise price per share of Common Stock of options granted under the Plan will be determined by the Board; provided, however, that the exercise price of an incentive stock option cannot be less than the fair market value of a share of Common Stock on the date the option is granted. Further, the exercise price of any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of Chaparral or of its subsidiary within the meaning of Section 422(b)(6) of the Code must be at least 110% of the fair market value of the share at the time such option is granted. The exercise price of options granted under the Plan will be paid in full in a manner prescribed by the Board.

     Restricted Common Stock. The Board may from time to time award restricted Common Stock under the Plan to eligible participants. Restricted Common Stock will be evidenced in the manner determined by the Board including, but not limited to, book-entry registration or issuance of stock certificates in the name of the participant, which shall be held by Chaparral until the end of the applicable restriction period. A participant may not sell, assign, transfer, pledge, exchange, hypothecate, or otherwise dispose of such shares until the expiration of the restriction period. Additionally, a participant will forfeit all rights to such restricted Common Stock if their service to Chaparral is terminated prior to expiration of the restriction period. The Board may also issue restricted Common Stock units having an equivalent value equal to an identical number of shares of Common Stock.

     Stock Appreciation Rights. A stock appreciation right permits the participant to receive an amount (in cash, Common Stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the participant multiplied by the excess of the fair market value of Common Stock on the exercise date over the stock appreciation rights' exercise price. Stock appreciation rights may or may not be granted in connection with the grant of an option. The term of any stock appreciation rights granted under the Plan cannot exceed ten years from the date of the grant. The exercise price of stock appreciation rights granted under the Plan will be determined by the Board. A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the Board.

     Performance Shares. The Plan permits grants of performance shares, which may be granted in the form of actual shares of Common Stock or Common Stock units having an equal value. The maximum value of performance shares granted under the Plan shall be established by the Board at the time of the grant, however, the maximum number of performance shares to each participant is 750,000 for each 12 months during the performance period. A participant's receipt of such amount will be contingent upon achievement of performance goals during the performance period established by the Board. The performance goals may be based upon one or more of the following factors: revenue, revenue growth, earnings before interest, taxes, depreciation and amortization ("EBITDA"), EBITDA growth, funds from operations, funds from operations per share and per share growth, cash available for distribution, cash available for distribution per share and per share growth, net earnings, earnings per share and per share growth, return on equity, return on assets, share price performance on an absolute basis and relative to an index, improvements in Chaparral's or its subsidiaries attainment of expense levels, addition of proved reserves, and implementing or completion of critical projects. Within 90 days after the commencement of the performance period, the Board will determine the relevant performance conditions. Following the end of the performance period, the Board will determine the amount payable to the participant, not to exceed the maximum value of the incentive award, based on the achievement of the performance conditions for such performance period.

     Share Purchases. The Board may authorize eligible participants to purchase Common Stock in Chaparral at a price equal to, below, or above the fair market value of the Common Stock at the time of grant, subject to the terms imposed by the Board. Chaparral may make loans available to the eligible participants in connection with the purchase of Common Stock, the terms of which will be determined by the Board in its sole discretion.

     Share Awards. Subject to such performance and employment conditions as the Board may determine, awards of Common Stock or awards based on the value of the Common Stock may be granted either alone or in addition to other Awards granted under the Plan.

Effective Date.

     The Plan became effective on May 1, 2001, subject to stockholder approval, and will remain in effect for a term of 10 years unless otherwise terminated by the Board.

Administration.

     The Plan will be administered by the committee comprised of at least two non-employee, independent directors (the "2001 Plan Committee"). The 2001 Plan Committee has full authority, subject to the terms of the Plan, to establish rules and regulations for the proper administration of the Plan, to determine which participants will receive an Award, the time or times when such Award will be made, the type of the Award and the number of shares of Common Stock to be issued under the Award or the value or amount of the Award.

Eligibility.

     All officers, employees, directors and consultants of Chaparral and its affiliates (including an employee who may also be a director of Chaparral) will be eligible to receive Awards under the Plan, however, only employees of Chaparral and its subsidiaries may be granted Incentive Stock Options.

Number of Shares Subject to the Plan.

     The aggregate number of shares that may be subject to Awards under the Plan is 2,143,000 shares of Common Stock. This limit may be adjusted by the Board in its sole discretion in the event of stock dividends, stock splits and certain other events as specified in the Plan. During the term of the Plan, no participant may be granted Awards denominated in shares of Common Stock with respect to more than 750,000 shares of Common Stock that may be subject to Awards under the Plan. If an Award lapses or the rights of a participant in an Award terminate, any shares of Common Stock subject to the Award will again be available for grant under the Plan. Any shares of Common Stock that remain unissued and are not subject to outstanding Awards at the termination of the Plan will cease to be subject to the Plan.

Change In Control.

     The Plan provides that, upon a change in control (as defined in the Plan), all outstanding Awards granted automatically become fully vested, any restrictions with respect to such Awards lapse and any performance goals with respect to such Awards are deemed to have been met in full (at the maximum performance level).

Amendments.

     The Board may from time to time amend, suspend or terminate the Plan, or any portion thereof, at any time, provided that (a) no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) no amendment shall be made that would adversely affect the rights of a participant under an Award previously granted, without such participant's written consent.

Federal Income Tax Consequences.

     Incentive Stock Options. Options that constitute incentive stock options within the meaning of Section 422(b) of the Code are subject to special federal income tax treatment. An employee who has been granted an incentive stock option will not realize taxable income at the time of the grant or exercise of such option, and Chaparral will not be entitled to a deduction at either such time, if the employee makes no disposition of shares acquired pursuant to such incentive stock option (a) within two years after the option was granted or (b) within one year after exercising such option (collectively, the "Holding Periods"). However, the employee must include the difference between the exercise price and the fair market value of the Common Stock on the date of exercise in alternative minimum taxable income. If the employee exercises an incentive stock option and disposes of the stock in the same year and the amount realized is less than the fair market value on the exercise date, only the difference between the amount realized and the adjusted basis of the stock will be included in alternative minimum taxable income. Upon disposition of the shares of Common Stock received upon exercise of an incentive stock option after the Holding Periods, the difference between the amount realized and the exercise price should constitute a long-term capital gain or loss. Under such circumstances, however, Chaparral will not be entitled to any deduction for federal income tax purposes.

     If an employee disposes of shares acquired pursuant to the exercise of an incentive stock option prior to the end of the Holding Periods, the disposition would be treated as a disqualifying disposition. The employee will be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale, if less) over the exercise price and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as a short-term or long-term capital gain, depending on the holding period of the shares of Common Stock. In the event of a disqualifying disposition, and subject to the application of Section 162(m) of the Code as discussed below, Chaparral may claim a deduction for compensation paid at the same time and in the same amount as taxable compensation is treated as received by the employee. However, Chaparral will not be entitled to any deduction in connection with any loss to the employee or a portion of any gain that is taxable to the employee as short-term or long-term capital gain.

     Nonqualified Stock Options. Nonqualified stock options (options that are not incentive stock options within the meaning of Section 422(b) of the Code) will not qualify for special federal income tax treatment. As a general rule, no federal income tax is imposed on the optionee upon the grant of a nonqualified stock option and Chaparral is not entitled to a tax deduction by reason of such grant. Upon exercise of a nonqualified stock option, the optionee will realize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price, and, subject to the application of Section 162(m) of the Code as discussed below, Chaparral will be entitled to a corresponding deduction assuming any federal income tax reporting requirements are satisfied. Ordinary income realized upon the exercise of a nonqualified stock option is not an adjustment for alternative minimum tax purposes. In the case of an option holder subject to Section 16(b) of the Exchange Act, subject to certain exceptions, ordinary income will be recognized by the optionee (and, subject to the application of Section 162(m) of the Code, and assuming any federal income tax reporting requirements are satisfied, a deduction by Chaparral) upon the exercise of the nonqualified stock option if the exercise occurs more than six months after the date of grant of the nonqualified stock option. Upon a subsequent disposition of shares received upon exercise of a nonqualified stock option, the optionee will realize a short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. However, Chaparral will not be entitled to any further deduction at that time.

     Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as "performance-based" is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations thereunder, Chaparral's ability to deduct compensation income generated in connection with the exercise of stock options or stock appreciation rights granted under the Plan may be limited by Section 162(m) of the Code. The Plan has been designed to provide flexibility with respect to whether restricted Common Stock and performance shares will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. If the forfeiture restrictions relating to a such awards are based solely upon the satisfaction of one of the performance goals set forth in the Plan, then Chaparral believes that the compensation expense relating to such an award will be deductible by Chaparral if the awards become vested. However, compensation expense deductions relating to such awards will be subject to the Section 162(m) deduction limitation if such awards become vested based upon any other criteria set forth in such award (such as the occurrence of a Change in Control or vesting based upon continued employment with Chaparral).

     Withholding. Chaparral has the right to deduct from any or all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations.

     The Plan is not qualified under section 401(a) of the Code.

     The comments set forth in the above paragraphs are only a summary of certain of the Federal income tax consequences relating to the Plan. No consideration has been given to the effects of state, local, or other tax laws on the Plan or Award recipients.

Inapplicability of ERISA.

     Based upon current law and published interpretations, Chaparral does not believe the Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Anticipated Grants.

     Up to 2,143,000 shares of Chaparral's Common Stock are available for the grant of Awards under the Plan. As of May 15, 2001, the market value of the common stock underlying the Plan is approximately $6,215,000. The Board has not made any grants under the proposed Plan, but anticipates making the following initial awards of qualified and non-qualified options, with an exercise price equal to the fair market value of Chaparral's Common Stock on the date of grant, to be as follows:
                                                                    Number of
            Name and Position                                         Shares
            -----------------                                         ------

  John G. McMillian, Co-Chairman and CEO                              585,000
  James A. Jeffs, Co-Chairman                                         585,000
  Michael B. Young, Treasurer & Controller                            150,000
  W. Merwyn Pittman, Consultant                                       175,000
  All Current Executive Officers, as a group                        1,320,000
  All Directors who are not Executive Officers, as a group            110,000
  All Employees, including officers, who are not Executive Officers   310,000


Stockholder Approval.

     Stockholder approval of the Plan is required for listing of the shares for trading on The Nasdaq SmallCap Stock Market and as a condition to the effectiveness of the Plan. Stockholder approval is also required so that incentive stock options under the Plan will qualify under Section 422 of the Code and so that certain awards under the Plan will qualify as performance-based compensation under Section 162(m) of the Code.

Recommendation of the Board.

     The Board recommends that stockholders vote FOR Chaparral's 2001 Stock Incentive Plan.

                                 PROPOSAL THREE

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board has appointed Ernst & Young LLP, certified public accountants, as auditors to examine the consolidated financial statements of Chaparral for the fiscal years ending December 31, 2000 and 2001, and to perform other appropriate audit and advisory services and is requesting ratification of such appointment by the stockholders. In the event that the stockholders do not ratify the appointment of Ernst & Young LLP, the adverse vote will be considered as a direction to the Board to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending December 31, 2001, will be permitted to stand, unless the Board finds other reasons for making a change. It is understood that even if the selection of Ernst & Young LLP is ratified, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of Chaparral and its stockholders.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. This proposal will be approved if it receives the affirmative vote of holders of a majority of the shares of Common Stock voted or represented and entitled to vote at the Annual Meeting.

Recommendation of the Board.

     The Board recommends that stockholders vote FOR the proposal to ratify the appointment of Ernst & Young LLP as Chaparral's independent auditors for fiscal year 2001.


                                 OTHER BUSINESS

     Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment of the meeting, the persons named as proxies will vote upon them in accordance with their best judgment.



                                           By Order of the Board of Directors,


                                           /s/ Alan D. Berlin
                                           ------------------
                                           Alan D. Berlin
                                           Secretary
Houston, Texas
May 24, 2001

                                                                      Appendix A

                            CHAPARRAL RESOURCES, INC.
                            2001 STOCK INCENTIVE PLAN


1. Purpose. The purpose of the Chaparral Resources, Inc. 2001 Stock Incentive Plan (the "Plan") is to enhance the ability of Chaparral Resources, Inc. (the "Company") and its subsidiaries to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in the Company parallel to that of the Company's shareholders. The term "Company" as used in this Plan with reference to employment shall include the Company and its Subsidiaries, as appropriate.

2.   Definitions.

     (a) "Award" shall mean an award determined in accordance with the terms of the Plan.

     (b)  "Board" shall mean the Board of Directors of the Company.

     (c) "Cause" shall mean (i) if a Participant is party to an employment agreement or similar agreement with the Company and such agreement includes a definition of Cause, the definition contained therein or
          (ii) if no such employment or similar agreement exists, it shall mean
          (A) the Participant's failure to perform the duties reasonably assigned to him or her by the Company, (B) a good faith finding by the Company of the Participant's dishonesty, gross negligence or misconduct, (C) a material breach by the Participant of any written Company employment policies or rules or (D) the Participant's conviction for, or his or her plea of guilty or nolo contendere to, a felony or for any other crime which involves fraud, dishonesty or moral turpitude.

     (d)  "Change in Control" shall mean the occurrences of:

          (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, shares of Common Stock or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (B) the Company or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

          (ii) The individuals who, as of the Effective Date are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the

               Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (iii) The consummation of:

               (A) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

                    (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                    (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                    (3) no Person other than (a) the Company, (b) any Subsidiary, (c) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company or any Subsidiary, or (d) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or shares of Common Stock, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

               (B)  A complete liquidation or dissolution of the Company; or

               (C) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of shares of Common Stock or Voting Securities by the Company which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by the Company, and after such share acquisition by the

     Company, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     (e)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (f) "Committee" shall mean a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and who are also "outside directors" within the meaning of Section 162(m) of the Code.

     (g)  "Common Stock" shall mean the common stock of the Company.

     (h) "Continuous Service" means that the Participant's service as an employee, director or consultant with the Company or a Subsidiary which is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an employee, director or consultant or a change in the entity for which the Participant renders such service; provided, that, there is no interruption or termination of the Participant's Continuous Service other than an approved leave of absence. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

     (i) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

     (j) "Disability" shall have the same meaning as provided in any long-term disability plan maintained by the Company or any Subsidiary that a Participant then participates (the "LTD Plans"); provided, that, if no such plan exists, it shall have the meaning set forth in Section 22(e)(3) of the Code.

     (k) "Fair Market Value" per share as of a particular date shall mean, unless otherwise determined by the Board, the last reported sale price (on the day immediately preceding such date) of the Common Stock on the New York Stock Exchange (or any other exchange or national market system upon which price quotations for the Company's Common Stock is regularly available).

     (l) "Immediate Family Member" shall mean, except as otherwise determined by the Committee, a Participant's spouse, ancestors and descendants.

     (m) "Incentive Stock Option" shall mean a stock option which is intended to meet the requirements of Section 422 of the Code.

     (n) "Nonqualified Stock Option" shall mean a stock option which is not intended to be an Incentive Stock Option.

     (o) "Option" shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

     (p) "Participant" shall mean an officer, employee, director or consultant of the Company or its Subsidiaries who is selected to participate in the Plan in accordance with Section 5.

     (q) "Retirement" shall mean a Participant's retirement upon (i) the attainment of age 65 or (ii) the attainment of combined years of age and years of service with the Company equal to or exceeding 85 or
          (iii) the attainment of age 62 with 5 years of service with the Company.

     (r) "Subsidiary" shall mean any affiliate of the Company selected by the Board; provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

3.   Shares Subject to the Plan. Subject to adjustment in accordance with
     Section 18, the total of the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 2,143,000 shares of Common Stock; provided, that, for purposes of this limitation, any Common Stock subject to an Option which is canceled or expires without exercise shall again become available for Award under the Plan. Upon forfeiture of Awards in accordance with the provisions of the Plan and the terms and conditions of the Award, such shares shall again be available for subsequent Awards under the Plan. Subject to adjustment in accordance with Section 18, no employee shall be granted, during any calendar year, Options to purchase more than 750,000 shares of Common Stock. Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

4.   Administration.

     (a) The Plan shall be administered by the Committee. All references to the Committee hereinafter shall mean the Board if no such Committee has been appointed.

     (b) The Committee shall (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

     (c) Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

     (d) The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

     (e) Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

5. Eligibility. Individuals eligible to receive Awards under the Plan shall be the officers, employees, directors and consultants of the Company and its Subsidiaries selected by the Committee; provided, that, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.

6. Awards. Awards under the Plan may consist of Options, restricted Common Stock, restricted Common Stock units, performance shares, performance share units, purchases, share awards, stock appreciation rights or other awards based on the value of the Common Stock. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

7. Options. Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option agreement. The Committee may alter or waive, at any time, any term or condition of an Option that is not mandatory under the Plan.

     (a) Types of Options. Each Option agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option. The aggregate Fair Market Value of the Common Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options.

     (b) Option Price. The purchase price per share of the Common Stock purchasable under an Option shall be determined by the Committee; provided, however, the exercise price for Incentive Stock Options will be not less than 100% of the Fair Market Value of the Common Stock on the date of the grant and in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Subsidiaries (a "10% Shareholder") the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.

     (c) Option Period. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, that, in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed 5 years from the date of grant.

     (d) Exercisability. Each Option shall vest and become exercisable at a rate determined by the Committee on the date of grant.

     (e) Method of Exercise. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option purchase price. Such payment shall be made: (i) in cash, or (ii) to the extent authorized by the Committee and permissible under applicable law, by a note fully secured by the Common Stock, or (iii) to the extent authorized by the Committee, by surrender of Common Stock owned by the holder of the Option for at least six (6) months prior to exercise of the Options, or (iv) through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or (v) through additional methods prescribed by the Committee, or (vi) by a combination of any such methods. A Participant's subsequent transfer or disposition of any Common Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

8. Restricted Common Stock. The Committee may from time to time award restricted Common Stock under the Plan to eligible Participants. Shares of restricted Common Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the "Restricted Period") as the Committee shall determine. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate. The Committee may alter or waive at any time any term or condition of restricted Common Stock that is not mandatory under the Plan.

     Unless otherwise determined by the Committee, upon termination of a Participant's Continuous Service with the Company for any reason prior to the end of the Restricted Period, the restricted Common Stock shall be forfeited and the Participant shall have no right with respect to the Award.

     Except as restricted under the terms of the Plan and any Award agreement, any Participant awarded restricted Common Stock shall have all the rights of a shareholder including, without limitation, the right to vote restricted Common Stock.

     If a share certificate is issued in respect of restricted Common Stock, the certificate shall be registered in the name of the Participant, but shall be held by the Company for the account of the Participant until the end of the Restricted Period.

     The Committee may also award restricted Common Stock in the form of restricted Common Stock units having a value equal to an identical number of shares of Common Stock. Payment of restricted Common Stock units shall be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion.

9. Performance Shares. Performance shares may be granted in the form of actual shares of Common Stock or Common Stock units having a value equal to an identical number of shares of Common Stock. In the event that a share certificate is issued in respect of performance shares, such certificate shall be registered in the name of the Participant but shall be held by the Company until the time the performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee, but in no event may a performance period be less than twelve months. The Committee shall determine in its sole discretion whether performance shares granted in the form of Common Stock units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

     Awards of performance shares to a Covered Employee shall be subject to performance goals. Performance goals may be expressed in terms of one or more of the following: revenue, revenue growth, earnings before interest, taxes, depreciation and amortization ("EBITDA"), EBITDA growth, funds from operations, funds from operations per share and per share growth, cash available for distribution, cash available for distribution per share and per share growth, net earnings, earnings per share and per share growth, return on equity, return on assets, share price performance on an absolute basis and relative to an index, improvements in the Company's or its Subsidiary's attainment of expense levels, and implementing or completion of critical projects. The Committee shall establish the relevant performance conditions within 90 days after the commencement of the performance period (or such later date as may be required or permitted by Section 162(m) of the Code). The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award of performance shares to a Covered Employee, notwithstanding the achievement of a specified performance condition. Subject to Section 18, the maximum number of performance shares subject to any Award to a Covered Employee is 750,000 for each 12 months during the performance period (or, to the extent the Award is paid in cash, the maximum dollar amount of any such Award is the equivalent cash value, based on the Fair Market Value of the Common Stock, of such number of shares of Common Stock on the last day of the performance period). An Award of performance shares to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant's termination of Continuous Service prior to the end of the performance period for any reason, such Award will be payable only (A) if the applicable performance conditions are achieved and
     (B) to the extent, if any, as the Committee shall determine.

10. Share Purchases. The Committee may authorize eligible individuals to purchase Common Stock in the Company at a price equal to, below or above the Fair Market Value of the Common Stock at the time of grant. Any such offer may be subject to the conditions and terms the Committee may impose. The Company may make loans available to eligible Participants in connection with the purchase of Common Stock, as the Committee, in its discretion, may determine. The terms and conditions of any such loans shall be determined by the Committee, in its sole discretion.

11. Stock Appreciation Rights. The Committee may in its discretion, either alone or in connection with the grant of another Award, grant stock appreciation rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms and conditions as the related Option.

     (a) Time of Grant. A stock appreciation right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

     (b)  Stock Appreciation Right Related to an Option.

          (i) A stock appreciation right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A stock appreciation right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

          (ii) Upon the exercise of a stock appreciation right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a share of Common Stock on the date preceding the date of exercise of such stock appreciation right over the per share purchase price under the related Option, by (B) the number of shares of Common Stock as to which such stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the Agreement evidencing the stock appreciation right at the time it is granted.

          (iii) Upon the exercise of a stock appreciation right granted in connection with an Option, the Option shall be canceled to the extent of the number of shares as to which the stock appreciation right is exercised, and upon the exercise of an Option granted in connection with a stock appreciation right, the stock appreciation right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

     (c) Stock Appreciation Right Unrelated to an Option. The Committee may grant to Participant Stock Appreciation Rights unrelated to Options. Stock appreciation rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon exercise of a stock appreciation right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share on the date preceding the date of exercise of such stock appreciation right over the per share exercise price of the stock appreciation right, by (ii) number of shares of Common Stock as to which the stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the Agreement evidencing the stock appreciation right at the time it is granted.

     (d) Method of Exercise. Stock appreciation rights shall be exercised by a Participant only by a written notice delivered in person or by mail to the Company at the Company's principal executive office, specifying the number of shares of Common Stock with respect to which the stock appreciation right is being exercised. If requested by the Committee, the Participant shall deliver the Agreement evidencing the stock appreciation right being exercised and the Agreement evidencing any related Option to the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Participant.

     (e) Form of Payment. Payment of the amount determined under this Section 11 may be made in the discretion of the Committee solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the stock appreciation right, or solely in cash, or in a combination of cash and shares. If the Committee decides to make full payment in shares in Common Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

12. Share Awards. Subject to such performance and employment conditions as the Committee may determine, awards of Common Stock or awards based on the value of the Common Stock may be granted either alone or in addition to other Awards granted under the Plan. Any Awards under this Section 12 and any Common Stock covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee. Payment of Common Stock awards made under this Section 12 which are based on the value of Common Stock may be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the date of payment), all as determined by the Committee in its sole discretion.

13. Change in Control. Upon the occurrence of a Change in Control, all Options and stock appreciation rights shall automatically become vested and exercisable in full and all restrictions or performance conditions, if any, on any Common Stock awards, restricted Common Stock, restricted Common Stock units, performance shares or performance share units granted hereunder shall automatically lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

14. Withholding. Upon (a) disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the granting of the Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), exercise of a stock appreciation right or the vesting or payment of any other Award under the Plan, or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto. In the event of clauses (a), (b) or (c), with the consent of the Committee, at its sole discretion, such Participant may elect to pay to the Company an amount equal to the amount of the taxes which the Company shall be required to withhold by delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law. Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares. At the Committee's sole discretion, a Participant may elect to have additional taxes withheld and satisfy such withholding with cash or shares of Common Stock held for at least six (6) months prior to exercise, if, in the opinion of the Company's outside accountants, doing so, would not result in a charge against earnings. In addition, at the Committee's sole discretion, a Participant may satisfy such withholding obligation by executing a promissory note fully secured by the Common Stock.

15. Nontransferability, Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant's lifetime, only by the Participant (or by the Participant's legal representatives in the event of the Participant's incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant's death or to be assigned any other Award outstanding at the time of the Participant's death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder's incapacity, an Option may only be exercised by the holder thereof.

16. No Right to Continuous Service. Nothing contained in the Plan or in any Award under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time. Nothing contained in the Plan shall confer upon any Participant or other person any claim or right to any Award under the Plan.

17. Governmental Compliance. Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

18.  Adjustments; Corporate Events.

     (a) In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (an "Event"), and in the Committee's opinion, such event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award. The Committee determination under this Section 18(a) shall be final, binding and conclusive.

     (b) Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Award without a Participant's consent and (i) provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least thirty (30) days prior to such Event.

     (c) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

19. Award Agreement. Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan (each, an "Agreement").

20. Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in Section 18, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant's written consent.

21.  General Provisions.

     (a) The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

     (b) All certificates for Common Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

     (c) It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 21(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

     (d) Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a shareholder with respect to any shares of Common Stocks subject to an Award until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to
          Section 18, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

     (e) The law of the State of Delaware shall apply to all Awards and interpretations under the Plan regardless of the effect of such state's conflict of laws principles.

     (f) Where the context requires, words in any gender shall include any other gender.

     (g) Headings of Sections are inserted for convenience and reference; they do not constitute any part of this Plan.

22. Expiration of the Plan. Subject to earlier termination pursuant to Section 20, the Plan shall have a term of 10 years from its Effective Date.

23. Effective Date; Approval of Shareholders. The Plan is effective as of the date it is approved by the Board (the "Effective Date") subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of the adoption of the Plan by the Board.

                                                                      Appendix B

                            CHAPARRAL RESOURCES, INC.
                             AUDIT COMMITTEE CHARTER


Organization and Statement of Policy
------------------------------------

     The Audit Committee shall consist of at least three Directors including a Chairman all of whom shall be appointed by the Board of Directors ("Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements (3) the independence and performance of the Company's independent auditors and (4) such other matters as the Board or the Committee Chairman deems appropriate. The members of the Audit Committee shall meet the independence and experience requirements of the Securities and Exchange Commission and of the Nasdaq Stock Market.

     The Committee shall, through regular or special meetings with management and the Company's independent auditor, provide oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance activities.

Authority and Responsibilities
------------------------------

     The Audit Committee shall have the authority to retain, at the Company's expense, special legal, accounting or other consultants or experts to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall make regular reports to the Board not less than two times per year including the Board meeting following each Annual Meeting of Shareholders. Representatives of the independent auditors may participate in such reports as requested by the Audit Committee. The processes set forth below are a guide with the understanding that the Audit Committee may supplement them as appropriate.

     The Audit Committee shall:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2. Review the annual audited financial statements and discuss with management, and the independent auditors if necessary, prior to filing or distribution. Such review should include major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

     3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues, if any, and judgments made in connection with the preparation of the Company's financial statements.

     4. Review the Company's quarterly financial statements prior to the release of quarterly earnings and/or the filing or distribution of the Company's quarterly financial statements.

     5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor, control and report such exposures.

     6. Review major changes to the Company's auditing and accounting principles and practices, if any, as suggested by the independent auditor or management.

     7. Recommend to the Board annually the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

     8. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

     9. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

     10. Prior to the audit, discuss the planning (including scope and reliance upon management) and staffing of the audit with the independent auditor.

     11. Discuss with the independent auditor the matters required to be discussed by Generally Accepted Auditing Standards relating to the conduct of the audit.

     12. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any changes required in the planned scope of the audit.

     13. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     14. Review with the Company's counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     15. Meet at least annually with the chief financial officer and the independent auditor. If so requested by either the Audit Committee or the independent auditor, the meetings will be held in separate sessions.

     16. Perform any other activities consistent with this Charter, the Company's Bylaws and applicable law, as the Audit Committee or Board deems necessary or appropriate.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.



                                           /s/ Richard L. Grant
                                           -------------------------------------
                                           Richard L. Grant, Chairman



                                           /s/ Ted Collins, Jr.
                                           -------------------------------------
                                           Ted Collins, Jr.



                                           /s/ Judge Burton B. Roberts
                                           -------------------------------------
                                           Judge Burton B. Roberts

                                    CHAPARRAL
                            CHAPARRAL RESOURCES, INC.

                                   PROXY CARD

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 21, 2001

     The undersigned hereby appoints John G. McMillian and James A. Jeffs, either of them, jointly and severally, with power of substitution, to represent and to vote as designated all shares of Common Stock and Series A Preferred Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Chaparral Resources, Inc., to be held June 21, 2001 at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., located at 1900 Pennzoil Place - South Tower, 711 Louisiana Street, Houston, Texas 77002, at 10:00 a.m., Central Daylight Time, or any adjournment thereof.

1.   Election of directors.
     a.   John G. McMillian              e.   Richard L. Grant
     b.   James A. Jeffs                 f.   Judge Burton B. Roberts
     c.   David A. Dahl
     d.   Ted Collins, Jr.


                 |_| FOR           |_| AGAINST         |_| ABSTAIN

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE THE NOMINEE'S NAME.

2.   Approval of Chaparral's 2001 Stock Incentive Plan.

                 |_| FOR           |_| AGAINST         |_| ABSTAIN

3. Ratification of the selection of Ernst & Young, LLP as Chaparral Resources, Inc.'s independent accountant for the fiscal year ending December 31, 2001.

                 |_| FOR           |_| AGAINST         |_| ABSTAIN

|_|  If you plan to attend the Annual Meeting, please check here

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES TO CHAPARRAL RESOURCES' BOARD OF DIRECTORS, FOR THE APPROVAL OF CHAPARRAL'S 2001 STOCK INCENTIVE PLAN, AND FOR THE RATIFICATION OF ERNST & YOUNG, LLP AS INDEPENDENT AUDITORS.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

Please sign exactly as name appears hereon and date. If the shares are jointly held, each holder should sign. When signing as an attorney, executor, administrator, trustee, or as an officer signing for a corporation, please give full title under signature.

____________________________________                 Date: _______________

____________________________________                 Date: _______________
Signatures of Stockholder(s)

(PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE)